                                                                    EXHIBIT 99.1


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                          ONPREM NETWORKS CORPORATION
                           A California Corporation

                                1998 STOCK PLAN

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                          ONPREM NETWORKS CORPORATION
                           A California Corporation

                                1998 STOCK PLAN

                       (amended as of November 11, 1999)


          1.   Purposes of the Plan.  The purposes of the Plan (as hereinafter
               --------------------
defined) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants (each as hereinafter defined) and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options (each as hereinafter defined), as determined by the Administrator (as hereinafter defined) at the time of grant thereof. Stock Purchase Rights (as hereinafter defined) may also be granted under the Plan.

          2.   Definitions.  As used herein, the following terms shall have the
               -----------
following respective meanings:

               (a) "Administrator" shall mean the Board, or any Committees thereof, as shall be administering the Plan in accordance with Section 4 hereof.
                                                               ---------

               (b) "Applicable Laws" shall mean the requirements relating to the administration of stock option plans under United States state corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under and pursuant to the Plan.

               (c)  "Board" shall mean the Board of Directors of the Company.

               (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (e) "Committee" shall mean a committee of the Board appointed by the Board in accordance with Section 4 hereof.
                             ---------

               (f) "Common Stock" shall mean the Common Stock, par value $0.001 per share, of the Company.

               (g) "Company" shall mean OnPrem Networks Corporation, a California corporation.

               (h) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

               (i)  "Director" shall mean a member of the Board.

               (j) "Employee" shall mean any person, including officers and Directors, employed by the Company, or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (l) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined in accordance with the following:

                    (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, Inc., then the Fair Market Value of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

                    (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination.

                    (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

               (m) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (n) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

               (o) "Option" shall mean an Incentive Stock Option or a Nonstatutory Stock Option granted under and pursuant to the Plan.

               (p) "Option Agreement" shall mean a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option granted under and pursuant to the Plan. Option Agreements are subject to the terms and conditions of the Plan.

               (q) "Option Exchange Program" shall mean a program or other arrangement pursuant to which outstanding Options are exchanged for Options with a lower exercise price.

               (r) "Optioned Stock" shall mean the Common Stock subject to an Option or a Stock Purchase Right.

               (s) "Optionee" shall mean the holder of an outstanding Option or Stock Purchase Right granted under and pursuant to the Plan.

               (t) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (u)  "Plan" shall mean this 1998 Stock Plan.

               (v) "Restricted Stock" shall mean shares of Common Stock acquired pursuant to the exercise of a Stock Purchase Right granted under and pursuant to Section 10 hereof.
            ----------

               (w) "Service Provider" shall mean an Employee, Director or Consultant.

               (x) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 hereof.
                   ----------

               (y) "Stock Purchase Right" shall mean a right to purchase Common Stock pursuant to Section 10 hereof.
                  ----------

               (z) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          3.   Stock Subject to the Plan.  Subject to the provisions of Section
               -------------------------                                -------
12 hereof, the maximum aggregate number of Shares which may be issued and sold
--
by the Company upon the exercise of Options and Stock Purchase Rights granted under and pursuant to the Plan is 3,050,000 Shares. The Shares may be authorized but unissued, or reacquired shares of Common Stock. If an Option or Stock Purchase Right terminates, expires or otherwise becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan, unless the Plan has terminated. However, Shares that have actually been issued and sold upon the exercise of either an Option or Stock Purchase Right granted under and pursuant to the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

          4.   Administration of the Plan.
               --------------------------

               (a)  Administrator.  The Plan shall be administered by the Board
                    -------------
or a Committee thereof appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

          (b)  Powers of the Administrator.  Subject to the provisions of
               ---------------------------
the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

               (i)    to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted under and pursuant to the Plan;

               (iii) to determine the number of Shares subject to each Option and Stock Purchase Right granted under and pursuant to the Plan;

               (iv)   to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions of any Option or Stock Purchase Right granted under and pursuant to the Plan; including, without limitation, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

               (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock subject to such Option has declined since the date the Option was originally granted or the exercise price thereof was last adjusted;

               (viii) to initiate an Option Exchange Program;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

               (xi) to construe and interpret the terms of the Plan, and Options and Stock Purchase Rights granted under and pursuant to the Plan.

          (c)  Effect of Administrator's Decision.  All decisions,
               ----------------------------------
determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     5.   Eligibility.
          -----------

          (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers.

          (b) Incentive Stock Options may be granted only to Employees.

          (c) Each Option shall be designated in the Option Agreement relating thereto as either an Incentive Stock Option or a Nonstatutory Stock Option; provided, however, that notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by an Optionee, whether such Incentive Stock Options were granted under the Plan, other stock plans of the Company and any Parent or Subsidiary, exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the
     ------------
order in which they were granted, and the Fair Market Value of the Shares subject to such Options shall be determined as of the time the Options with respect to such Shares were granted.

          (d) Neither the Plan, nor any Option or Stock Purchase Right granted under and pursuant to the Plan, shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

     6.  Term of Plan.  Subject to Section 18 hereof, the Plan shall become
         ------------              ----------
effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 hereof.
                                                      ----------

     7.   Term of Option.
          --------------

          (a) Subject to the terms of Section 7(b) hereof, the term of each
                                      ------------
Option shall be stated in the Option Agreement relating thereto; provided, however, that the term of each Option shall not exceed ten (10) years from the date of grant thereof.

          (b) In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of capital stock of the Company, or any Parent or Subsidiary thereof, the term of the Option shall be five (5) years from the date of grant thereof, or such shorter term as may be provided in the Option Agreement relating thereto.

     8.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a) The per share exercise price for the Shares issuable upon the exercise of an Option granted under and pursuant to the Plan shall be such price as is determined by the Administrator, subject to the following restrictions and limitations:

              (i) In the case of an Incentive Stock Option:

                     (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of capital stock of the Company, or any Parent or Subsidiary thereof, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant thereof.

                     (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

               (iii) Notwithstanding the terms of Sections 8(a)(i) and 8(a)(ii)
                                                  ----------------     --------
hereof, Options may be granted with a per Share exercise price other than as required by such provisions of this Plan pursuant to a merger or other corporate transaction.

          (b) The consideration to be paid for the Shares issuable upon the exercise of an Option granted under and pursuant to the Plan, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant); and such consideration may consist of (i) cash, (ii) check, (iii) promissory note, (iv) other Shares which (A) in the case of Shares acquired upon the exercise of an Option granted under and pursuant to the Plan, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Stockholder.
               -----------------------------------------------

               (i) Any Option granted under and pursuant to the Plan shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Option Agreement relating thereto. Unless the Administrator provides otherwise, vesting of Options granted under and pursuant to the Plan shall be tolled during any unpaid leave of absence. An Option granted under and pursuant to the Plan may not be exercised for a fraction of a Share.

               (ii) An Option shall be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 hereof.
                                                      ----------

               (iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Relationship as a Service Provider.  If an
               -------------------------------------------------
Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as specified in the Option Agreement relating thereto (which period shall be at least thirty (30) days); provided, however, that such Option may be exercised only to the extent that such Option is vested on the date that such Optionee ceases to be a Service Provided; and provided further, that such Option may be exercised no later than the expiration of the term of such Option as set forth in such Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the date on which the Optionee ceases to be a service Provided. If, on the date an Optionee ceases to be a Service Provider, an Option held by such Optionee is not vested as to the entire number of Shares issuable upon the exercise of such Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after an Optionee ceases to be a Service Provider, such Optionee does not exercise an Option within the time specified by the Administrator, such Option shall terminate, and the Shares issuable upon the exercise of such Option shall revert to the Plan.

          (c)  Disability of Optionee.  If an Optionee ceases to be a Service
               ----------------------
Provider as a result of the Optionee's total and permanent disability, as defined in Section 22(e)(3) of the Code, the Optionee may exercise any Options held by such Optionee within such period of time as specified in the Option Agreement(s) relating thereto to the extent such Options are vested on the date such Optionee ceases to be a Service Provider; provided, however, that such Options may be exercised no later than the expiration of the respective terms of such Options as set forth in the Option Agreement(s) relating thereto. In the absence of a specified time in any such Option Agreement(s), the Option(s) evidenced thereby shall remain exercisable for a period of twelve (12) months following the date on which such Optionee ceased to be a Service Provider. If, on the date an Optionee ceases to be a Service Provider, an Option held by such Optionee is not vested as to the entire number of Shares issuable upon the exercise of such Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after an Optionee ceases to be a Service Provider, such Optionee does not exercise an Option within the time specified by the Administrator, such Option shall terminate, and the Shares issuable upon the exercise of such Option shall revert to the Plan.

          (d)  Death of Optionee.  If an Optionee dies while a Service Provider,
               -----------------
Options held by such Optionee may be exercised within such period of time as specified in the Option Agreement(s) relating thereto by the Optionee's estate or by a person who acquires the right to exercise such Options by bequest or inheritance; provided, however, that such Options may be exercised only to the extent that such Options are vested on the date of death; and provided further that such Options may be exercised no later than the expiration of the respective terms of such Options as set forth in the Option Agreement(s) relating thereto. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for a period of twelve (12) months following the date of such Optionee's death. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If, on the date an Optionee's death, an Option held by such Optionee is not vested as to the entire number of Shares issuable upon the exercise of such Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after the death of an Optionee, an Option held by such deceased Optionee is not exercised within the time specified by the Administrator, such Option shall terminate, and the Shares issuable upon the exercise of such Option shall revert to the Plan.

          (e)  Buyout Provisions.  The Administrator may at any time offer to
               -----------------
buy out an Option previously granted under and pursuant to the Plan for a payment in cash or Shares, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          10.  Stock Purchase Rights.
               ---------------------

               (a)  Rights to Purchase.  Stock Purchase Rights may be issued
                    ------------------
either alone, in addition to, or in tandem with other awards of Options and/or Stock Purchase Rights granted under and pursuant to the Plan and/or cash awards made outside of the Plan. After the Administrator determines to offer Stock Purchase Rights under and pursuant to the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions of the offer, including, without limitation, the number of Shares that such person shall be entitled to purchase upon the exercise of the offered Stock Purchase Rights, the price to be paid therefor, and the time within which such offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form designated by the Administrator from time to time.

               (b)  Repurchase Option.  Unless the Administrator shall determine
                    -----------------
otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason, including, without limitation, the death or disability of the purchaser. The purchase price for Shares repurchased by the Company pursuant to a Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

               (c)  Other Provisions.  The Restricted Stock purchase agreement
                    ----------------
shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

               (d)  Rights as a Stockholder.  Once the Stock Purchase Right is
                    -----------------------
exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.

No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 hereof.
            ----------

     11.  Non-Transferability of Options and Stock Purchase Rights.  Unless
          --------------------------------------------------------
otherwise determined by the Administrator, Options and Stock Purchase Rights granted under and pursuant to he Plan may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

     12.  Adjustments Upon Changes in Capitalization, Merger or Asset Sale.
          ----------------------------------------------------------------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
stockholders of the Company, the number of shares of Common Stock issuable upon the exercise of each outstanding Option or Stock Purchase Right granted under and pursuant to the Plan, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right previously granted under and pursuant to the Plan, as well as the exercise price per share of Common Stock issuable upon the exercise of each such outstanding Option or Stock Purchase Right granted under and pursuant to the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a forward or reverse stock split, stock dividend, combination, consolidation or reclassification of Common Stock, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration" for purposes of this
Section 12(a).  Such adjustment shall be made by the Board, whose determination
-------------
in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or series thereof, or securities convertible into shares of stock of any class or series thereof, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares of Common Stock issuable upon the exercise of an Option or Stock Purchase Right granted under and pursuant to the Plan.

          (b)  Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise any Options held by such Optionee until fifteen (15) days prior to such transaction as to all or part of the Optioned Stock issuable upon the exercise of such Options, including Shares as to which the Option would not otherwise be exercisable and with respect to which such Option has not then vested. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon the exercise of an Option or Stock Purchase Right granted under and pursuant to the Plan shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right granted under and pursuant to the Plan shall terminate immediately prior to the consummation of such proposed action.

          (c)  Merger or Asset Sale.  In the event of a merger of the Company
               --------------------
with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right granted under and pursuant to the Plan shall be assumed, or an equivalent option or right shall be substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to so assume the outstanding Options or Stock Purchase Rights, or substitute a new options or stock purchase rights therefor, all outstanding Options and Stock Purchase Rights not so assumed or substituted for shall fully vest and thereafter be exercisable with respect to all of the Optioned Stock issuable upon the exercise of such Options and Stock Purchase Rights, including Shares as to which such Options and Stock Purchase Rights otherwise would not then be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this Section 12(c), the Option or Stock Purchase
                                  -------------
Right shall be considered assumed if, following the merger or sale of assets, the option or right substituted therefor confers the right to purchase or receive, for each Share of Optioned Stock issuable upon the exercise of such Option or Stock Purchase Right relating thereto, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock issuable upon the exercise of the Option or Stock Purchase Right relating thereto, to be solely that number of shares of common stock of the successor corporation or its Parent that are equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13.  Time of Granting Options and Stock Purchase Rights.  The date of
          --------------------------------------------------
grant of an Option or Stock Purchase Right granted under and pursuant to the Plan shall, for all purposes, be the date on which the Administrator shall make the determination to grant such Option or Stock Purchase Right, or such other date as may be determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination.  The Board may amend, alter, suspend
               -------------------------
or terminate the Plan at any time and from time to time.

          (b)  Stockholder Approval.  The Board shall obtain stockholder
               --------------------
approval of any amendment to the Plan to the extent necessary and desirable to comply with Applicable Laws.

          (c)  Effect of Amendment or Termination.   No amendment, alteration,
               ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options and Stock Purchase Rights granted under and pursuant to the Plan prior to the date of such termination.

     15.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a)  Legal Compliance.  Shares shall not be issued upon the exercise
               ----------------
of an Option or Stock Purchase Right granted under and pursuant to the Plan unless the exercise of such Option or Stock Purchase Right, and the issuance and delivery of Shares upon such exercise, shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations.  As a condition to the exercise of an
               --------------------------
Option or Stock Purchase Right, the Administrator may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares issuable upon such exercise are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Inability to Obtain Authority.  The inability of the Company to
          -----------------------------
obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.  Reservation of Shares.  The Company, during the term of this
          ---------------------
Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18.  Stockholder Approval.  The Plan shall be subject to approval by
          --------------------
the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

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